Exhibit 99.1

Cyclone Power Technologies Signs Financing Agreement

with GEM Global Yield Fund

Pompano Beach, FL, July 11, 2012. Cyclone Power Technologies, Inc. (OTCQB: CYPW) developer of the all-fuel, clean-tech Cyclone Engine, announced today that it has signed a financing agreement with GEM Global Yield Fund Ltd. (“GGYF”). The financing is expected to close in August 2012, and proceeds will be used by Cyclone for technology development, facility expansion and general working purposes.

Under the agreement, GGYF will purchase $250,000 in Cyclone’s common stock at a 10% discount to the market price of the shares. The common stock is being offered in a private placement transaction in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D. The shares will be restricted under Rule 144, and there are no registration rights or warrants attached to the deal.

Christopher Nelson, President of Cyclone, commented: “We’re thrilled to have an investment group as substantial and accomplished as GGYF take a serious interest in our business and long term success. Through this initial investment, the GGYF team has expressed their confidence in Cyclone’s technology and management team to create growth for our shareholders over the coming years. We look forward to a long and mutually profitable relationship.”

The securities sold in this private placement may not be resold absent registration under or exemption from the Securities Act. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

About Cyclone Power Technologies

Cyclone Power Technologies is the developer of the award-winning Cyclone Engine – an all-fuel, clean-tech engine with the power and versatility to run everything from waste energy electric generators and solar thermal systems to cars, trucks and locomotives. Invented by company founder and CEO Harry Schoell, the patented Cyclone Engine is an eco-friendly external combustion engine, ingeniously designed to achieve high thermal efficiencies through a compact heat-regenerative process, and to run on virtually any fuel -- including bio-diesels, syngas or solar -- while minimizing the release of greenhouse gases and irritating pollutants into the air. The Cyclone Engine was recognized by Popular Science Magazine as the Invention of the Year for 2008, and was presented with two Society of Automotive Engineers’ AEI Tech Awards. Additionally, Cyclone was named Environmental Business of the Year by the Broward County Environmental Protection Department. For more information, visit www.cyclonepower.com.

Follow Cyclone on Facebook: http://www.facebook.com/CyclonePowerTechnologies

Cyclone Investor Relations

American Capital Ventures

Howard Gostfrand, President

Tel: 305-918-7000

info@amcapventures.com

Cyclone Media Contact

Will Wellons

Tel: 407-462-2718

will@redletterpr.com

About GEM:

Global Emerging Markets Limited, www.gemny.com, was founded in 1991. GEM is a $3.4b investment group having completed 305 transactions in 65 countries. The firm is an alternative investment group that manages a diverse set of investment vehicles across the world. GEM’s funds include: CITIC/GEM Fund; VC Bank/GEM Mena Fund*; Kinderhook; GEM Global Yield Fund; GEM India Advisors, BLOM GEM Opportunities Fund and GEM Brazil PE Fund. (*GEM exited both its LP and GP stakes in Q1 2010.)

Contact:

Warren P. Baker, III

The Global Emerging Markets Group (GEM)

Email: wbaker@gemny.com

www.gemny.com

Safe Harbor Statement

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. The company cautions that these forward-looking statements are further qualified by other factors. The company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise.